UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2010

Universal Solar Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-1434389	26-0768064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Pingbei Road 2, Nanping Science & Technology Industrial Park, Zhuhai City, Guangdong Province, The People’s Republic of China	519060
(Address of Principal Executive Offices)	(Zip Code)

86-756-8682610
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

On June 18, 2010, Universal Solar Technology, Inc. (the “Company”) executed a Sales Contract (the “Contract”) to sell 20MW of monocrystalline solar modules for an aggregate sales price of $32,600,000 to C.T.O., spol. s.r.o. (the “Buyer”).

Pursuant to the Contract, the Company will sell a total of 20 MW of monocrystalline solar modules to be delivered in four installments—4MW on or before July 30, 2010, 4 MW on or before August 30, 2010, 6 MW on or before September 30, 2010 and 6 MW on or before October 30, 2010.  Seller will pay 15% of the aggregate sales price before June 28, 2010 as a non-refundable down payment.  The balance of the aggregate sales price will be paid by a letter of credit which will be opened to the Company before June 30, 2010.  The Company is subject to a per day late delivery penalty of 0.1% of the total value of the goods which are delivered late.  The Contract may be terminated only by mutual consents of the Company and the Buyer and in the event of a breach of the Contract by a party that substantially affects the purpose or benefit of the Contract.

The description of the Contract set forth above does not purport to be complete and are qualified in its entirety by the full text of the English version of the Contract which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01                  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Form of Sales Contract dated June 18, 2010 (English Version)

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Universal Solar Technology, Inc.

Date: June 23, 2010	By:	/s/ Lijie Zhu
Lijie Zhu
Chief FinanceOfficer